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EXHIBIT 21

                          CONSULIER ENGINEERING, INC.

                       LIST OF SUBSIDIARIES OF REGISTRANT




                                       STATE OF
SUBSIDIARY                            INCORPORATION                 NAMES
----------                            -------------                 -----

Southeast Automotive                    Florida                   Southeast
  Acquisition                                                   Southeast Tools
  Corporation

Consulier Business                       Florida                     None
                                         Services, Inc.

C-6 Products, Inc.                       Florida                     None






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